Exhibit 5.1

Date: July 10, 2015

Zonzia Media, Inc.

74 N. Pecos, Suite D

Henderson, NV 89074

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

With respect to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 29, 2015, File number 333-204570, as amended (the "Registration Statement") by Zonzia Media, Inc., a Nevada corporation (the "Company") under the Securities Act of 1933, as amended, relating to the sale of up to 43,131,591 shares of Common Stock of the Company, $.001 par value (the "Common Stock"), by the selling stockholders named in the Registration Statement (the "Selling Stockholders") and 46,875,000 shares of Common Stock registered for sale by the Company, we advise you as follows:

We are counsel for the Company and have participated in the preparation of the Registration Statement. We have reviewed the Company's Articles of Incorporation, as amended to date, the corporate action taken to date in connection with the Registration Statement and the issuance of the shares and such other documents and authorities as we deem relevant for the purpose of this opinion.

Based upon the foregoing and in reliance thereon, we are of the opinion that, upon compliance with the Securities Act of 1933, as amended, and with the securities or "blue sky" laws of the states in which the shares are to be offered for sale, the 43,131,591 shares of Common Stock registered for resale by the Selling Stockholders have been validly issued, fully paid and non-assessable and the 46,875,000 shares registered for sale by the Company, when subscribed and paid for, will be validly issued, fully paid and non-assessable.

This opinion speaks as of the date hereof and through the effectiveness of the Registration Statement; however, we assume no obligation to advise you or any other person with regard to any change in the circumstances or the law that may bear on the matters set forth herein after the effectiveness of the Registration Statement. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading "Legal Matters."

Very truly yours,

/s/ Wilson & Oskam LLP

9110 Irvine Center Drive I Irvine, California 92618 I Tel: 949.752.1100 I Fax: 949.752.1144 I www.wilsonoskam.com